Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          PointStar Entertainment Corp.


     The undersigned, acting as incorporator; pursuant to the provisions of the laws of the State of Nevada relating to prIvate corporations, hereby adopts the following Articles of Incorporation:

     ARTICLE ONE. [NAME]. The name of the corporation is:

                          PointStar Entertainment Corp.

     ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

     ARTICLE THREE, [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

          I. [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto,

          II. [CARRYINC ON BUSINESS OUTSIDE STATE]. To conduct and canyon its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

          III. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.
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     ARTICLE FOURS  [CAPITAL  STOCK].  The  corporation  shall have authority to issue an aggregate of FIFTY MILLION (50,000,000) shares of stock with a par value of ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of FIFTY THOUSAND DOLLARS ($50,000.00):

          (A) NON-ASSESSABLE COMMON STOCK: TWENTY-FIVE MILLION (25,000,000) shares of COMMON STOCK, liar Value ONE MILL ($0.00!) per share and

          (B)  PREFERREDSTOCK::   TWENTY-FIVE  MILLION  (25,000,000)  shares  of
     PREFERRED. STOCK, Par Value ONE MILL ($0.001) per share

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive Or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting tights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special

     The Board of Directors is authorized to issue the Preferred Stock and to fix the consideration and preferences of said stock. The Preferred Stock shall not have any voting power.

     ARTICLE FIVE. IDIRECTORSI. The affairs of the corporation shall be governed by a Board of Directors of not more than ten (10) nor less than one (1) person. The names and addresses of the first Board of Directors are:

           NAME                                ADDRESS
           ----                                -------
     Altaf Alimohamed                Loft Office Building 3, Suite 104
                                     P.O. Box 500449
                                     Dubai, United Arab Emirates

     Rafeh Hulays                    P.O. Box 76017
                                     Coal Harbor
                                     Vancouver, B.C. Canada V6E 4T2

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     ARTICLE SIX,  [ASSESSMENT OF STOCK].  The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed,

     ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

            NAME                                  ADDRESS
            ----                                  -------
     Amanda Cardinalli               50 West Liberty Street, Suite 880
                                     Reno, Nevada 89501

     ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period Of existence of the corporation shall be perpetual.

     ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors3 except as otherwise may be specifically provided in the By-laws.

     ARTICLE TEN. [STOCKEEOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof; or by the record holder or holders of at least tea percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, maybe taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

     ARTICLE ELEVEN, [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation~ individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that be or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested,

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may be counted in  determining  the  existence of a quorum at any meeting of the
Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     ARTICLE TWELVE. ILIABILITY OF DIRECTORS AND OFFICERS~. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends, in violation of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 8th day of March, 2006.


                                        /s/ Amanda Caedinalli
                                     ---------------------------
                                         AMANDA CAEDINALLI

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